Exhibit 10-93










                             CENTRAL MAINE POWER COMPANY


                               LONG-TERM INCENTIVE PLAN

                             CENTRAL MAINE POWER COMPANY

                               LONG-TERM INCENTIVE PLAN

                                  Table of Contents

          Section                                                      Page

            1.   Purpose  . . . . . . . . . . . . . . . . . . . . . . . . 1

            2.   Definitions  . . . . . . . . . . . . . . . . . . . . .   2

            3.   Grant of Awards  . . . . . . . . . . . . . . . . . . . . 4

                 a.  Authority  . . . . . . . . . . . . . . . . . . . . . 4

                 b.  Eligibility  . . . . . . . . . . . . . . . . . . . . 5

                 c.  Amount of Award  . . . . . . . . . . . . . . . . . . 5

                 d.  Limitations on Awards  . . . . . . . . . . . . . . . 6

            4.   Restriction Period   . . . . . . . . . . . . . . . . . . 7

                 a.  Transfer Restrictions  . . . . . . . . . . . . . . . 7

                 b.  Termination of Employment  . . . . . . . . . . . . . 7

                 c.  Stock Certificates   . . . . . . . . . . . . . . . . 8

            5.   Award Payouts  . . . . . . . . . . . . . . . . . . . . . 9

            6.   Beneficiary  . . . . . . . . . . . . . . . . . . . . .  10

                 a.  Designation  . . . . . . . . . . . . . . . . . . .  10

                 b.  No Beneficiary   . . . . . . . . . . . . . . . . .  10

            7.   Administration of the Plan   . . . . . . . . . . . . .  11

                 a.  Section 16 Compliance  . . . . . . . . . . . . . .  11

                 b.  Decisions and Interpretations  . . . . . . . . . .  11

                 c.  Procedure  . . . . . . . . . . . . . . . . . . . .  12

                 d.  Advisors   . . . . . . . . . . . . . . . . . . . .  12

                 e.Indemnification  . . . . . . . . . . . . . . . . . .  12

            8.   Amendment or Discontinuance  . . . . . . . . . . . . .  13

            9.   Purchase of Stock  . . . . . . . . . . . . . . . . . .  14

                 a.  Agent and Purchases by Agent   . . . . . . . . . .  14

                 b.  Custody and Sales by Agent   . . . . . . . . . . .  14

           10.   Miscellaneous  . . . . . . . . . . . . . . . . . . . .  15

                 a.  No Claim or Right  . . . . . . . . . . . . . . . .  15

                 b.  Leave  . . . . . . . . . . . . . . . . . . . . . .  16

                 c.  Incapacity   . . . . . . . . . . . . . . . . . . .  16

                 d.  No Assignment  . . . . . . . . . . . . . . . . . .  17

                 e.  Plan Documents   . . . . . . . . . . . . . . . . .  17

                 f.  Applicability of Laws  . . . . . . . . . . . . . .  17

                 g.  Notices  . . . . . . . . . . . . . . . . . . . . .  17

                 h.  Successors Bound   . . . . . . . . . . . . . . . .  17

                 i.  Captions   . . . . . . . . . . . . . . . . . . . .  18

          11.    Effective Date and Shareholder Approval  . . . . . . .  18

                             CENTRAL MAINE POWER COMPANY

                               LONG-TERM INCENTIVE PLAN

          1.   Purpose
               The purpose of the Central Maine Power Company Long-Term Incentive Plan is to motivate Key Employees of Central Maine Power Company to attain and surpass long-range performance objectives intended to provide the shareholders of the Company sound returns on their investment. Under the Plan, the motivation of Key Employees to improve performance is enhanced by providing them with incentive awards that are payable only to the extent that performance results in shareholder benefits. The Plan further aligns the interests of Key Employees with those of the Company's shareholders by providing for such incentive awards to be paid in the form of the Common Stock of the Company subject to performance and other restrictions set forth in the Plan. The Plan is also designed to attract and retain persons of ability as Key Employees of the Company by providing them with compensation opportunities that are competitive with those offered by other utilities.
               The long-range performance objectives under the Plan are intended to complement certain performance objectives under the Company's 1987 Executive Incentive Plan that are designed to benefit the Company's customers. Together, the Plan and the 1987 Executive Incentive Plan place a greater portion of total pay offered to Key Employees at risk by providing for that portion of compensation to be paid only to the extent that performance has resulted in benefits for the Company's shareholders and customers.

          2.   Definitions
               When used herein, the following terms shall have the following meanings:
               "Award" means a contingent grant to any Key Employee, in accordance with the provisions of the Plan, of Performance Restricted Stock or other Common Stock of the Company, as may be determined by the Compensation and Benefits Committee.
               "Award Payout" means any shares of Performance Restricted Stock including the shares of Performance Restricted Stock resulting from the reinvestment of dividends, after the lapse of the Restriction Period applicable thereto, and any additional shares of the Common Stock of the Company, actually distributed to any Key Employee based on the level of performance achieved for the relevant Performance Period as measured by reference to the Performance Measure and any other performance standards established by the Compensation and Benefits Committee.
               "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 6 to receive an Award Payout or Award Payouts, if any, under the Plan upon the death of a Key Employee.
               "Company" means Central Maine Power Company and its successors and assigns.
               "Compensation and Benefits Committee" means the Central Maine Power Company Compensation and Benefits Committee appointed by the Board of Directors of the Company and responsible for the administration of the Plan.
               "Key Employee" means an employee, including without limitation any officer, of the Company whose contributions and responsibilities have a significant impact on the future of the Company, in the judgment of the Compensation and Benefits Committee.
               "Market Value" means, as of any specified date, the reported closing price based upon composite transactions on the New York Stock Exchange for one share of the common stock of any specified electric utility, including without limitation the Company, on such exchange, or, if no sales of that utility's common stock have taken place on such exchange on that date, the reported closing price on the most recent earlier trading day on which sales of such common stock were reported.
               "Performance Measure" means the Company's Total Shareholder Return or a change, on a basis determined by the Compensation and Benefits Committee, in the Company's Total Shareholder Return as ranked against the Total Shareholder Return of other electric utilities designated by the Compensation and Benefits Committee or a change in such other utilities' Total Shareholder Return, and, alternatively, also means improvement in the ranking of the Company's Total Shareholder Return or in the ranking of the level of change therein, in each case based on levels of performance established by the Compensation and Benefits Committee.
               "Performance Period" means a period of three (3) or more years, as determined by the Compensation and Benefits Committee, beginning on the first day of the first year of such period or at such other time as may be determined by the Compensation and Benefits Committee, over which performance is measured by reference to the Performance Measure and any other performance standards established by the Compensation and Benefits Committee.
               "Performance Restricted Stock" means the Common Stock of the Company granted under the Plan for no consideration but subject to the requirements and restrictions of Sections 3 and 4 hereof and such other restrictions as the Compensation and Benefits Committee deems appropriate or desirable, and includes additional shares of Performance Restricted Stock resulting from the reinvestment of dividends.
               "The Plan" or "this Plan" means the Central Maine Power Company Long-Term Incentive Plan, as the same may be amended, administered or interpreted from time to time.
               "Restriction Period" means the period described in Section 4.a of this Plan.
               "Total Disability" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with the Company, as determined by the Compensation and Benefits Committee upon the basis of such evidence, which may include independent medical reports and data, as the Compensation and Benefits Committee deems appropriate or necessary.
               "Total Shareholder Return" means the appreciation or depreciation in the Market Value of the common stock of an electric utility, including without limitation the Company, plus dividends thereon, as measured at any point in, or as averaged over, a Performance Period.

          3.   Grant of Awards
               a. Authority. Subject to the provisions of the Plan, the Compensation and Benefits Committee shall have the full power and authority to (i) determine and designate from time to time the Key Employees or groups of Key Employees to whom Awards may be granted; (ii) determine the amount, terms and conditions of each Award, including, in addition to the Performance Measure and any part thereof, any performance standards pertaining to the Company or otherwise and any other criteria that must be satisfied as a condition to any Award Payout; (iii) determine the form or forms of Awards that may be granted; and (iv) determine the timing of any Award and Award Payout, including Performance Periods and whether and to what extent an Award or Award Payout shall be deferred and the conditions of any such deferral.
               b. Eligibility. The Compensation and Benefits Committee shall determine and designate from time to time the Key Employees or groups of Key Employees eligible to participate in the Plan, based upon the Key Employee's contribution towards the achievement of the Company's long-range corporate objectives, the recommendations of the President and Chief Executive Officer of the Company with respect to Key Employees other than the President and Chief Executive Officer, and such other factors as the Compensation and Benefits Committee, in its discretion, deems relevant.
               c. Amount of Award. Subject to the provisions of the Plan, Key Employees participating in the Plan shall be granted an Award of a specified number of shares of Performance Restricted Stock for each Performance Period under the Plan. The number of shares of Performance Restricted Stock granted to any Key Employee shall be determined by the Compensation and Benefits Committee, taking into account the purposes of the Plan and such factors as the Compensation and Benefits Committee, in its discretion, deems relevant. Such factors may include the value of the Key Employee's position with the Company, market levels of similar compensation, and the Market Value of the Company's Common Stock, and the Compensation and Benefits Committee may develop a formula based on these or other factors deemed relevant by the Compensation and Benefits Committee. Any such formula shall not be revised more than once in any six (6) month period. Subject to the restrictions set forth in or established by the Compensation and Benefits Committee pursuant to this Plan, each Key Employee who receives an Award shall, upon the issuance of a certificate for the shares of Performance Restricted Stock awarded as provided in Section 4.c hereof, have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions for his or her account. Dividends on shares of Performance Restricted Stock shall be payable at the same rate as paid on the unrestricted shares of the Common Stock of the Company and shall be reinvested in additional shares of Performance Restricted Stock during the Performance Period until any Award Payout. Such additional shares shall be added to the shares of Performance Restricted Stock constituting the Award and shall be subject in all respects to the provisions of Sections 4.a, 4.b and 5 of this Plan and to other applicable provisions hereof.
               d. Limitations on Awards. Subject to the provisions of this Section 3.d, in any calendar year, grants of Awards, together with additional shares of Performance Restricted Stock resulting from the reinvestment of dividends, shall not exceed one percent (1%) of the number of outstanding shares of the unrestricted Common Stock of the Company on the last day of the preceding calendar year. In the event of any recapitalization, reclassification, split-up or consolidation of shares of the Common Stock of the Company, merger or consolidation of the Company into, or consolidation of the Company with, or sale by the Company of all or substantially all of its assets to, another company, or other restructuring or event which could distort the implementation of the Plan or the value of the Awards or affect the realization of the objectives of the Plan, the Compensation and Benefits Committee may make such adjustments in any Awards, or in the terms, conditions or restrictions pertaining to the Performance Restricted Stock or the Awards, as the Compensation and Benefits Committee deems equitable.

          4.   Restriction Period
               a. Transfer Restrictions. Each Award of Performance Restricted Stock and additional shares of Performance Restricted Stock resulting from the reinvestment of dividends on the shares constituting the Award as provided in Section 3.c of this Plan shall be subject to a Restriction Period, which shall mean a period commencing on the date the Award is granted and ending as of the date of any Award Payout relating to such Award. No shares of Performance Restricted Stock received or held for the account of a Key Employee as provided in this Plan shall be sold, assigned, exchanged, pledged or otherwise transferred or disposed of during the Restriction Period. The Compensation and Benefits Committee may provide for the lapse of restrictions in installments in circumstances it deems appropriate.
               b. Termination of Employment. If a Key Employee's employment with the Company terminates due to the Key Employee's death, Total Disability, retirement, voluntary resignation or for any other reason, all Awards granted for Performance Periods that have not yet closed as of the date of any such event and all additional shares of Performance Restricted Stock resulting from the reinvestment of dividends on shares constituting such Awards shall be forfeited by the Key Employee and all such shares shall be acquired by the Company unless the Compensation and Benefits Committee, in its sole discretion, otherwise determines. In making any determination under this Section 4.b, the Compensation and Benefits Committee may, in its discretion, permit an Award Payout relating to all or a portion of any relevant Performance Period and impose any terms and conditions, consistent with the provisions of this Plan, as it deems appropriate.
               c. Stock Certificates. After compliance with any applicable requirements of federal and state securities laws and regulations and the rules of any stock exchange on which the Common Stock of the Company is then listed, a certificate for the number of shares of Performance Restricted Stock granted to a Key Employee shall be issued and shall be registered in the name of the Key Employee and bear an appropriate legend reciting the restrictions applicable to such shares or shall be registered in nominee name. All certificates issued under the Plan shall be subject to appropriate stop-transfer orders, including such stop-transfer orders and other restrictions as the Compensation and Benefits Committee may deem advisable under any applicable federal or state securities laws and rules, regulations or other requirements of the Securities and Exchange Commission and any stock exchange on which the Common Stock of the Company is then listed. All certificates representing Awards and all additional shares of Performance Restricted Stock resulting from the reinvestment of dividends shall be received and held by the Company or a bank or other institution, as determined by the Compensation and Benefits Committee, during the Restriction Period for the account of each individual Key Employee who was granted an Award.

          5.   Award Payouts
               Following the close of each Performance Period, the Compensation and Benefits Committee shall evaluate performance results by reference to the Performance Measure and any other performance standards established for that Performance Period. Based on its evaluation and the consideration of any other factors it may deem appropriate, the Compensation and Benefits Committee shall determine whether and to what extent any Award Payouts shall be made. Each Award Payout to be made shall be reduced, prior to being made, by the number of shares of the Common Stock of the Company whose Market Value is sufficient to satisfy all applicable federal and state tax withholding requirements. Notwithstanding the attainment of a level of performance under the Performance Measure or any other performance standard established by the Compensation and Benefits Committee otherwise sufficient for any Award Payout, no Award Payout shall be made for a Performance Period during which the dividend on the Common Stock of the Company may have been reduced. In such event, the Compensation and Benefits Committee shall consider whether and to what extent to defer an Award Payout and shall determine the conditions of any such deferral, taking into account circumstances it deems appropriate. If the Compensation and Benefits Committee determines that no Award Payout shall be made at any time with respect to a Performance Period, the Award for that Performance Period and any additional shares of Performance Restricted Stock resulting from the reinvestment of dividends shall be forfeited by the Key Employee and acquired by the Company.

          6.   Beneficiary
               a. Designation. Each Key Employee shall file with the Compensation and Benefits Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive an Award Payout or Award Payouts, if any, under the Plan upon such Key Employee's death. A Key Employee may from time to time revoke or change his or her Beneficiary designation, without the consent of any prior Beneficiary (unless such consent is otherwise required by law) by filing a new designation with the Compensation and Benefits Committee. The last such designation received by the Compensation and Benefits Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Compensation and Benefits Committee prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.

               b. No Beneficiary. If no Beneficiary designation is in effect at the time of a Key Employee's death, or if such designation conflicts with law, or if no designated Beneficiary survives the Key Employee, the Key Employee's estate shall be entitled to receive an Award Payout or Award Payouts, if any, under the Plan upon the Key Employee's death. If the Compensation and Benefits Committee is in doubt as to the right of any person to receive any Award Payout, the Company may retain such Award Payout, without liability for any interest thereon, until the Compensation and Benefits Committee determines the rights thereto, or the Company may turn over such Award Payout to any court of appropriate jurisdiction and such turnover shall be a complete discharge of any liability of the Company in connection with such Award Payout.

          7.   Administration of the Plan
               a. Section 16 Compliance. The Plan shall be administered by the Compensation and Benefits Committee in conformance with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as said Rule may be interpreted or amended from time to time, the intent of this Plan being that all transactions hereunder shall comply with all applicable conditions of said Rule 16b-3 or its successor.
               b. Decisions and Interpretations. All decisions, determinations or actions of the Compensation and Benefits Committee made or taken pursuant to grants of authority under this Plan shall be made or taken in the sole discretion of the Compensation and Benefits Committee and shall be final, conclusive and binding on all persons for all purposes. In addition, the Compensation and Benefits Committee shall have full power, discretion and authority to establish rules and guidelines, consistent with this Plan, for the administration of the Plan and to interpret, construe and administer the Plan and such rules and guidelines and any part thereof, and its interpretations and constructions thereof shall be final, conclusive and binding on all persons for all purposes. The decisions and determinations of the Compensation and Benefits Committee under the Plan need not be uniform with respect to Key Employees, whether or not such Key Employees are similarly situated.
               c. Procedure. The Compensation and Benefits Committee shall keep minutes of its actions under the Plan. The act of a majority of the members of the Compensation and Benefits Committee present at a meeting duly called and held shall be the act of the Compensation and Benefits Committee, provided that at least a majority of the members of the entire Compensation and Benefits Committee is in attendance at such meeting. Any decision or determination reduced to writing and signed by all members of the Compensation and Benefits Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.
               d. Advisors. The Compensation and Benefits Committee may employ such legal counsel, whether independent legal counsel or counsel regularly employed by the Company, and consultants and agents as the Compensation and Benefits Committee may deem appropriate for the administration of the Plan and shall be fully protected in relying upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Compensation and Benefits Committee in interpreting and administering the Plan, including without limitation meeting fees and expenses and professional fees, shall be paid by the Company.
               e. Indemnification. No member or former member of the Compensation and Benefits Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Payout under the Plan. Each member or former member of the Compensation and Benefits Committee shall be indemnified and held harmless by the Company against all cost and expense (including counsel fees) and liability (including any sum paid in settlement of a claim with the approval of the Board of Directors of the Company) arising out of any action taken or omitted in connection with the Plan unless arising out of such member's or former member's own willful misconduct. Such indemnification shall be in addition to any rights of indemnification the members or former members of the Compensation and Benefits Committee may have as directors or under the bylaws of the Company.

          8.   Amendment or Discontinuance
               The Board of Directors of the Company may, at any time, amend or terminate the Plan. The Plan may also be amended by the Compensation and Benefits Committee, provided that all such amendments shall also be reported to and acted upon by the Board of Directors. No amendment shall, without approval by the holders of a majority of the shares of the Common Stock and 6% Preferred Stock of the Company present, or represented, and entitled to vote at a meeting duly called and held, (i) materially modify the requirements as to eligibility for participation in the Plan, (ii) materially increase the benefits provided under the Plan, or (iii) materially increase the maximum number of shares of Performance Restricted Stock which are available under the Plan. No amendment or termination shall retroactively impair any rights of any person with respect to an Award or Award Payout, and all amendments shall comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 as said Rule may be interpreted or amended from time to time.

          9.   Purchase of Stock
               a. Agent and Purchases by Agent. Notwithstanding any other provision of this Plan, the Compensation and Benefits Committee shall appoint an agent for Key Employees, and not for the Company, for the purchase of Common Stock of the Company to be granted under the Plan and for the purchase of additional shares of Common Stock representing reinvested dividends. Such agent shall not be an affiliate of the Company. The agent (and not the Company or any affiliate thereof) shall exercise all direct and indirect control and influence over the times when, and the prices at which, the agent may purchase or cause to be purchased Common Stock for the benefit or account of Key Employees under the Plan, the amount of any such Common Stock to be purchased, the manner in which any such Common Stock is to be purchased, and the selection of a broker or dealer through which such purchases may be executed; provided, however, that the Compensation and Benefits Committee may provide the agent with any formula adopted by the Compensation and Benefits Committee pursuant to Section 3.c of the Plan for determining the number of shares of Common Stock to be purchased by the agent under the Plan and may provide the agent with instructions which are not inconsistent with the provisions of this Section 9.
               b. Custody and Sales by Agent. The agent (or its delegate) shall hold all shares of Common Stock purchased in connection with Awards granted for the initial Performance Period under the Plan and all additional shares of Common Stock resulting from the reinvestment of dividends thereon, in each case on behalf of the particular Key Employee who was granted an Award. In the event that the shareholders of the Company approve the Plan pursuant to
          Section 11 hereof, then such Common Stock shall be held on behalf of the Key Employees as directed by the Compensation and Benefits Committee, in accordance with the terms of the Plan. In the event that such shareholder approval is not obtained, the agent shall sell all shares of Common Stock purchased, including shares representing reinvested dividends. The agent (and not the Company or any affiliate thereof) shall exercise all direct and indirect control and influence over the times when, and the prices at which, the agent may sell or cause to be sold such Common Stock, the manner in which any such Common Stock is to be sold, and the selection of a broker or dealer through which such sales may be executed. All proceeds of such sales shall be paid to the Company.

          10.  Miscellaneous
               a. No Claim or Right. Nothing in this Plan and no Award or Award Payout hereunder shall confer upon any Key Employee any right to continue in the employ of the Company, or shall interfere in any way with the right (subject to any separate contractual arrangement with such Key Employee) of the Company to terminate his or her employment at any time. No Award or Award Payout under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, including any retirement or supplemental or excess retirement benefit plan, or other arrangement of the Company for the benefit of its employees unless the Compensation and Benefits Committee shall determine otherwise. No Key Employee shall have any claim or right to any Award or Award Payout until an Award Payout relating to a particular Award is actually made under the Plan, and any such right shall be no greater than the right of an unsecured general creditor of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any Key Employee.
               b. Leave. Absence on leave approved by the President and Chief Executive Officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that the Compensation and Benefits Committee shall determine, in its discretion, whether an Award may be granted or an Award Payout may be made to a Key Employee if he or she is absent on leave during the Performance Period.
               c. Incapacity. If the Compensation and Benefits Committee shall find that any person entitled to receive any Award Payout under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any Award Payout due him or her may, if the Compensation and Benefits Committee so directs the Company, be paid to his or her spouse, an institution maintaining or having custody of such person, or any other person deemed by the Compensation and Benefits Committee to be a proper recipient on behalf of such person otherwise entitled to such Award Payout, unless a prior claim therefor has been made by a duly appointed legal representative. Any such Award Payout shall be a complete discharge of any liability of the Company in connection with such Award Payout.
               d. No Assignment. The interest of any Key Employee or other person in any Award or Award Payout under the Plan may not be assigned, transferred, pledged or encumbered, except as provided in Section 6 with respect to the designation of a Beneficiary or as may otherwise be required by law, and any such assignment, transfer, pledge or encumbrance shall be void.
               e. Plan Documents. Copies of the Plan and all amendments, administrative rules and guidelines, and interpretations shall be made available to all Key Employees at all reasonable times at the Company's headquarters.
               f. Applicability of Laws. The Plan and Awards and Award Payouts hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.
               g. Notices. All requests, notices and other communications from a Key Employee, Beneficiary or other person to the Compensation and Benefits Committee, required or permitted under the Plan, shall be in such form as may be prescribed from time to time by the Compensation and Benefits Committee and shall be mailed by first class mail or delivered to the Company's headquarters or such other location as may be specified by the Compensation and Benefits Committee.
               h. Successors Bound. The terms of the Plan shall be binding upon the Company and its successors and assigns.
               i. Captions. Captions preceding the Sections and subsections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

          11.  Effective Date and Shareholder Approval
               The effective date of this Plan shall be January 1, 1993; provided, however, that grants of Awards shall be conditioned upon approval of the Plan by the holders of a majority of the shares of the Company's Common Stock and 6% Preferred Stock present, or represented, and entitled to vote at the 1994 Annual Meeting of the Shareholders of the Company. Notwithstanding anything in the Plan to the contrary, Key Employees may be selected for participation in the Plan, Award criteria may be determined and Awards conditioned on such shareholder approval may be granted, all as provided herein, prior to submission of the Plan for approval by the shareholders. In the event that such shareholder approval is not obtained, all Awards and any additional shares of Performance Restricted Stock resulting from the reinvestment of dividends shall be forfeited and the Plan







          shall be cancelled.

